UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2014

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)    Vonage Holdings Corp. (the “Company”) announced that Barbara Goodstein, the Company's Chief Marketing Officer, will be leaving the Company in connection with a reorganization of the Company’s sales and marketing organization.  Ms. Goodstein will depart from the Company in early 2015, after an appropriate transition period during which Ms. Goodstein will assist in a smooth transition and complete several key projects. Ms. Goodstein's responsibilities will be shared by the existing executive team. The Company thanks Ms. Goodstein for her many contributions and wishes her success in her future endeavors.

Item 7.01. Regulation FD.
On December 9, 2014, Vonage Holdings Corp. (the “Company”), provided an update regarding its capital allocation plan for 2015 and other strategic matters. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release of Vonage Holdings Corp. dated December 9, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: December 9, 2014	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release of Vonage Holdings Corp. dated December 9, 2014.

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